SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 26, 2002

                           XSTREAM BEVERAGE GROUP, INC
                       -----------------------------------
                (Name of Registrant as specified in its charter)
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
        NEVADA                                        33-30158-A                       62-1386351
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 (State or other jurisdiction of                   (Commission File                    (IRS Employer
 incorporation or organization)                       No.)                             Identification No.)
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            621 NW 53rd Street, Suite 141, Boca Raton, Florida 33431
            --------------------------------------------------------
          (Address and telephone number of principal executive offices)


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                  INFORMATION TO BE INCLUDED IN THE REPORT

ITEM  2. ACQUISITION OR DISPOSITION OF ASSETS.

On August 26, 2002 we executed a Stock Exchange Agreement with the sole shareholder of Dark Dog Sale & Retail Vertriebs GmBh, an Austrian company ("Dark Dog") whereby we acquired all of the issued and outstanding shares of Dark Dog. The purchase price as set forth in the agreement is $34 million; including $9 million in cash payable over three years and $25 million of our common stock. At closing, we will be required to tender $1.5 million in cash and $8.5 million of our common stock. Performance incentives may result in the issuance of additional shares of common stock. Closing is scheduled on or about September 30, 2002.

Dark Dog is an energy drink sold throughout Europe with plans to enter the U.S. market. Dark Dog had sales of (U.S.)$9.5 million last year and expects to see a significant growth in revenues for 2002.

There can be no assurance that we will be successful in closing this transaction.


ITEM 7.  EXHIBITS AND REPORTS ON FORM 8-K

Exhibit
  No.                 Description
-------  -----------------------------------------------------------------------

10.1* Stock Exchange Agreement between Dark Dog Sale & Retail Vertriebs GmBh, and Xstream Beverage Group, Inc.


* To be filed by amendment.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Xstream Beverage Group,  Inc.


      /s/Edward Arioli
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BY: Edward Arioli, president


Dated: This 6th day of September